EXHIBIT 99.1

InSite Vision Completes ISV-403 Sale to Bausch & Lomb

ALAMEDA, Calif., Dec. 30 /PRNewswire-FirstCall/ — InSite Vision Incorporated (Amex: ISV), an ophthalmic therapeutics, diagnostics and drug- delivery company, today reported the completion of a previously announced transaction whereby InSite Vision has sold its drug candidate ISV-403 for the treatment of ocular infections to Bausch & Lomb.

Under the terms of the transaction, InSite Vision has received a cash payment and reimbursement of certain ISV-403 product development expenses, and will receive a percentage of future ISV-403 product sales in all licensed countries. Bausch & Lomb is assuming all future ISV-403 development and commercialization expenses and, following a transfer period, will be responsible for all development activities, with assistance from InSite Vision as appropriate. In addition, the August 2002 ISV-403 licensing agreement and the related Series A-1 Preferred Stock purchase agreement between Bausch & Lomb and InSite Vision has been terminated and Bausch & Lomb has returned to InSite Vision for cancellation all shares of the Series A-1 Preferred Stock previously issued.

ISV-403 combines a fourth-generation fluoroquinolone, SS734, licensed from Japan’s SSP, Co., Ltd., with InSite Vision’s patented drug delivery system, DuraSite(R). Preclinical studies with ISV-403 indicated that this drug candidate is effective against bacteria resistant to third generation fluoroquinolone products.

InSite Vision is an ophthalmic products company focused on glaucoma, ocular infections and retinal diseases. In the area of glaucoma, the Company conducts genomic research using TIGR and other genes. A portion of this research has been incorporated into the Company’s OcuGene(R) glaucoma genetic test for disease management, as well as ISV-205, its novel glaucoma therapeutic. ISV-205 uses InSite Vision’s proprietary DuraSite(R) drug- delivery technology, which also is incorporated into the ocular infection products ISV-401 and ISV-403, and InSite Vision’s retinal disease program. Additional information can be found at www.insitevision.com .

This press release herein may contain, among other things, certain statements of a forward-looking nature relating to future events or the future business performance of InSite Vision. Such statements entail a number of risks and uncertainties, including but not limited to: InSite Vision’s immediate need for significant additional funding to continue its operations, the effects of its expense control activities on its operations and product development; its ability to obtain regulatory approval and market acceptance of its products, OcuGene, ISV-401 and ISV-205; InSite Vision’s ability to maintain and develop additional collaborations and commercial agreements with corporate partners, including those with respect to ISV-401 and ISV-205; its reliance on third parties for the development, marketing and sale of its products; the initiation and results of preclinical and clinical studies; its ability to adequately protect its intellectual property; and determinations by the U.S. Food and Drug Administration, including those with respect to OcuGene, ISV-401 and ISV-205. Reference is made to the discussion of risk factors detailed in InSite Vision’s filings with the Securities and Exchange Commission, including its annual report on Form 10-K for the 2002 fiscal year and Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2003. Any projections in this release are based on limited information currently available to InSite Vision, which is subject to change. Although any such projections and the factors influencing them will likely change, InSite Vision undertakes no obligation to update the information, since InSite Vision may only provide guidance at certain points during the year. Such information speaks only as of the date of this release. Actual events or results could differ materially and no reader of this release should assume later that the information provided today is still valid.

Note to Editors: OcuGene is written with a “small cap” G; if doing so is not possible, please use an upper case G. InSite Vision Incorporated, InSite Vision, DuraSite and OcuGene are trademarks of InSite Vision Incorporated. Other trademarks that may be mentioned in this release are the intellectual property of their respective owners.

For further information, please contact: S. Kumar Chandrasekaran, CEO, or Sandra Heine, Director of Finance, both of InSite Vision Incorporated, +1-510-865-8800; or Investors, Bruce Voss, bvoss@lhai.com, or Jody Cain, jcain@lhai.com, both of Lippert/Heilshorn & Associates, Inc., +1-310-691-7100, for InSite Vision Incorporated; or Media, Chenoa Taitt, ctaitt@lhai.com, or Michael Hopkins, mhopkins@lhai.com, both of Lippert/Heilshorn & Associates, Inc., +1-212-838-3777, for InSite Vision Incorporated.

SOURCE InSite Vision Incorporated

CONTACT:

S. Kumar Chandrasekaran, CEO

or Sandra Heine, Director of Finance, both of InSite Vision Incorporated

510-865-8800

or Investors, Bruce Voss, bvoss@lhai.com, or Jody Cain, jcain@lhai.com, both of

Lippert/Heilshorn & Associates, Inc.v310-691-7100

or Media, Chenoa Taitt, ctaitt@lhai.com

or Michael Hopkins, mhopkins@lhai.com

both of Lippert/Heilshorn & Associates, Inc.,212-838-3777 /Web site:

http://www.lhai.com

/Web site: http://www.insitevision.com